As filed with the Securities and Exchange Commission on August 6, 1996
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             HAWAIIAN AIRLINES, INC.
              (Exact Name of Registrant as Specified in Its Charter)

                              ---------------------

              HAWAII                                        99-0042880
 (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)

                              ---------------------

         3375 Koapaka Street
             Suite G350
           Honolulu, Hawaii                               96819
(Address of Principal Executive Offices)                (Zip Code)

                              ---------------------

                             HAWAIIAN AIRLINES, INC.
                       401(k) PLAN FOR FLIGHT ATTENDANTS
                             (Full Title of the Plan)

                              ---------------------

                                Rae A. Capps, Esq.
              Vice President, General Counsel and Corporate Secretary
                               3375 Koapaka Street
                                   Suite G350
                             Honolulu, Hawaii  96819
                     (Name and Address of Agent For Service)

                              ---------------------

                                 (808) 835-3700
           Telephone Number, Including Area Code, of Agent For Service

                              ---------------------

                                 WITH A COPY TO:
                            Joseph Salamunovich, Esq.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                          Los Angeles, California  90071
                                 (213) 229-7000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------
Title of Securities     Amount to      Proposed Maximum     Proposed Maximum      Amount of
 to be Registered     be Registered   Offering Price Per        Aggregate        Registration
                                            Share             Offering Price          Fee
- ---------------------------------------------------------------------------------------------

   Common Stock         233,134(1)         $3.69(2)           $860,265.00(2)       $297.00(2)
- ---------------------------------------------------------------------------------------------
 Preferred Stock
 Purchase Rights        233,134(3)         $0.00                 $0.00              $0.00
- ---------------------------------------------------------------------------------------------

(1) These shares are issued and reserved for issuance pursuant to the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants (the "Plan"). Pursuant to Rule 416, also being registered are additional shares of Common Stock as may become available under the Plan through the operation of anti-dilution provisions.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee, as follows: $860,265.00 with respect to 233,134 shares of Common Stock, based on a price of $3.69 per share, the average of the high and low trading prices of the Common Stock of Hawaiian Airlines, Inc. (the "Company") on the American Stock Exchange on August 5, 1996.

(3) These Preferred Stock Purchase Rights attach to each share of Common Stock upon issuance.

                                EXPLANATORY NOTE

      This Registration Statement is being filed by Hawaiian Airlines, Inc. ("Hawaiian" or the "Company") in order to register 233,134 shares of Common Stock (the "Common Stock" or the "Securities") which have been reserved for issuance under the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants, as amended (the "Plan") (including 233,134 Preferred Stock Purchase Rights (the "Rights"), one of which attaches to each share of Common Stock issued, pursuant to the Rights Agreement dated as of December 23, 1994, as amended by and between the Company and Chemical Trust Company of California, as Rights Agent). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Hawaiian, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Company with the Commission are by this reference incorporated in and made a part of this Registration Statement:

          (1) The Company's Annual Report on Form l0-K for the fiscal year ended December 31, 1995, including the Financial Statements and the Financial Statement Schedule and the Reports of KPMG Peat Marwick LLP, Independent Auditors filed April 1, 1996, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

          (2) The Quarterly Report on Form 10-Q, filed May 15, 1996, for the period ended March 31, 1996;

          (3) The Current Report on Form 8-K filed January 10, 1996 (date of event January 10, 1996);

          (4) The Current Report on Form 8-K filed January 17, 1996 (date of event January 15, 1996);

          (5) The Current Report on Form 8-K filed January 23, 1996 (date of event January 18, 1996);

          (6) The Current Report on Form 8-K filed February 1, 1996 (date of event January 30, 1996);

          (7) The Current Report on Form 8-K filed February 2, 1996 (dated January 31, 1996);

          (8) The Current Report on Form 8-K filed February 7, 1996 (dated February 2, 1996);

          (9) The Registration Statement on Form S-2 filed May 30, 1996, as amended by Amendment No. 1 filed July 12, 1996, as amended by Amendment No. 2 filed July 19, 1996, as amended by Amendment No. 3 filed July 23, 1996, as amended by Amendment No. 4 filed July 24, 1996, as amended by Amendment No. 5 filed August 1, 1996 (Registration No. 333-04817);

          (10) The Registration Statement on Form 8-A/A filed July 1,
1996; and

          (11) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Common Stock has been passed upon for the Company by Rae A. Capps, its Vice President, General Counsel and
Corporate Secretary.  Ms. Capps owns no shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 415-5 of the Hawaii Business Corporation Act (the "Hawaii Indemnification Statute") provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such a capacity with another enterprise (such person being hereinafter referred to as the "Indemnitee"). The indemnity may cover expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

     Section 415-48.5 of the Hawaii Business Corporation Act ("HBCA") provides that a corporation does not have the power to eliminate or limit the personal liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its shareholders, (b) any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of the law, or which constitutes a willful or reckless disregard of the director's fiduciary duty, (c) the director's willful or negligent violation of any provision of the HBCA regarding payment of dividends or stock purchase or redemption, or (d) any transaction from which the director received an improper benefit.

     The Hawaii Indemnification Statute also provides that, in the case of an action or suit by or on behalf of the corporation, the corporation has the power to indemnify an Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believes to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which the Indemnitee had been adjudged to be liable for negligence or misconduct in the performance of the Indemnitee's duties to the corporation unless, and only to the extent that, the court in which the action or suit was brought determines that, despite the adjudication of liability, but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. The provision does not, however, expressly authorize the corporation to indemnify the Indemnitee against judgments, fines and amounts paid in settlement arising out of a shareholder's derivative action.

     The Hawaii Indemnification Statute further provides that indemnification is mandatory with respect to expenses incurred in connection with any action, suit or proceeding, to the extent the Indemnitee is successful on the merits or otherwise in defense of any such action or claim.

     The Hawaii Indemnification Statute allows the payment by the corporation of expenses incurred by an Indemnitee in advance of the final disposition of an action, suit or proceeding if the Indemnitee provides an undertaking of repayment. Additionally, it provides that the indemnity provided by the statute is not exclusive of any other rights to which an Indemnitee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. It also provides that a corporation may purchase insurance for officers or directors of the corporation.

     Article VII of the Registrant's Amended Articles of Incorporation incorporates the provisions of the Hawaii Indemnification Statute so as to provide the indemnification of the Hawaii Indemnification Statute to officers and directors of the Company. Article VII also provides that the indemnity provided thereunder is nonexclusive of any other rights of indemnification to which an Indemnitee may be entitled.

     In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers providing indemnification to the fullest extent permitted by law. Furthermore, the Registrant has a policy of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8. EXHIBITS.

 Exhibit No.    Description
 -----------    -----------
    4.1         Rights Agreement dated December 23, 1994. (1)

    4.2 Amendment No. 1 dated as of May 4, 1995 to Rights Agreement dated as of December 23, 1994 by and between Hawaiian Airlines, Inc. and Chemical Trust Company of California. (2)

    4.3         Amendment No. 1 to 1994 Stock Option Plan dated as of
                May 4, 1995. (2)

    4.4         Amendment No. 1 dated as of May 4, 1995 to Warrants
                Nos. 1-10. (2)

    4.5         1994 Stock Option Plan. (3)

    4.6 Rightsholders Agreement dated as of January 31, 1996, by and among Hawaiian Airlines, Inc., Airline Investors Partnership, L.P., AMR Corporation, Martin Anderson and Robert Midkiff. (4)

    4.7 Amendment No. 2 to the Rights Agreement, as amended, dated as of January 31, 1996 by and between Hawaiian Airlines, Inc. and Chemical Trust Company of California. (4)

    4.8 Amendment No. 2 to 1994 Stock Option Plan, as amended, dated as of December 8, 1995. (4)

    4.9 The Company agrees to provide the Securities and Exchange Commission, upon request, copies of instruments defining the rights of security holders of long-term debt of the Company.

    5.1         Opinion of Rae A. Capps, Esq.

    23.1        Consent of KPMG Peat Marwick LLP

    23.2        Consent of Rae A. Capps, Esq. (included in Exhibit 5.1)

    24.1       Power of Attorney (included on Signature Pages)

     99.1       Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants

________________________________

(1) Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K as filed January 5, 1995 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q as filed August 14, 1995 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-8 as filed November 15, 1995 and incorporated herein by reference.

(4) Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K as filed April 1, 1996 and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Pursuant to the instructions to Item 8(b) of Form S-8, the registrant will cause Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants, as amended since its most recent determination letter, to be submitted to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify said Plan.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on this 6th day of August, 1996.

                                       HAWAIIAN AIRLINES, INC.
                                       By: /s/ Bruce R. Nobles
                                           -----------------------------------
                                       Bruce R. Nobles
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY


          Each person whose signature appears below constitutes and appoints Bruce R. Nobles, John L. Garibaldi, Rae A. Capps and Clarence K. Lyman his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                                   Title                                   Date
- --------------------------------------- --------------------------------------- ---------------------------------------
  /s/ Bruce R. Nobles                   Director, President and Chief Executive              August 6, 1996
  -----------------------------------    Officer (Principal Executive Officer)
  Bruce R. Nobles


  /s/ John L. Garibaldi                 Executive Vice President and Chief
  -----------------------------------    Financial Officer (Principal                        August 6, 1996
  John L. Garibaldi                      Financial and Accounting Officer)


  /s/ John W. Adams                     Director, Chairman of the Board                      August 6, 1996
  -----------------------------------
  John W. Adams


  /s/ Todd G. Cole                      Director                                             August 6, 1996
  -----------------------------------
  Todd G. Cole


  /s/ Richard F. Conway                 Director                                             August 6, 1996
  -----------------------------------
  Richard F. Conway


  /s/ Robert G. Coo                     Director                                             August 6, 1996
  -----------------------------------
  Robert G. Coo


  /s/ Carol A. Fukunaga                 Director                                             August 6, 1996
  -----------------------------------
  Carol A. Fukunaga


  /s/ William Boyce Lum                 Director                                             August 6, 1996
  -----------------------------------
  William Boyce Lum


  /s/ Richard K. Matros                 Director                                             August 6, 1996
  -----------------------------------
  Richard K. Matros


  /s/ Reno F. Morella                   Director                                             August 6, 1996
  -----------------------------------
  Reno F. Morella


  /s/ Samson Poomaihaelani              Director                                             August 6, 1996
  -----------------------------------
  Samson Poomaihaelani


  /s/ Edward Z. Safady                  Director                                             August 6, 1996
  -----------------------------------
  Edward Z. Safady